                                                                     Exhibit 4.1

                             PINNACLE SYSTEMS, INC.

                            1994 DIRECTOR OPTION PLAN
                            -------------------------

                        (As Amended on October 26, 2001)

     1.  Purposes of the Plan. The purposes of this 1994 Director Option Plan
         --------------------
are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         All options granted hereunder shall be nonstatutory stock options.

     2.  Definitions. As used herein, the following definitions shall apply:
         -----------

         (a)  "Board" means the Board of Directors of the Company.
               -----

         (b   "Code" means the Internal Revenue Code of 1986, as amended.
               ----

         (c)  "Common Stock" means the Common Stock of the Company.
               ------------

         (d)  "Company" means Pinnacle Systems, Inc., a California corporation.
               -------

         (e)  "Continuous Status as a Director" means the absence of any
               -------------------------------
interruption or termination of service as a Director.

         (f)  "Director" means a member of the Board.
               --------

         (g)  "Employee" means any person, including officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

         (h)  "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

         (i)  "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (j)  "Option" means a stock option granted pursuant to the Plan.
               ------

         (k)  "Optioned Stock" means the Common Stock subject to an Option.
               --------------

         (l)  "Optionee" means an Outside Director who receives an Option.
               --------

         (m)  "Outside Director" means a Director who is neither an Employee nor
               ----------------
a representative of a shareholder owning more than one percent (1%) of the outstanding shares of the Company.

         (n)  "Parent" means a "parent corporation", whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

         (o)  "Plan" means this 1994 Director Option Plan.
               ----

         (p)  "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 10 of the Plan.

         (q)  "Subsidiary" means a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3.  Stock Subject to the Plan. Subject to the provisions of Section 10 of
         -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.  Administration and Grants of Options under the Plan.
         ---------------------------------------------------

         (a)  Procedure for Grants. The provisions set forth in this Section
              --------------------
4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

              (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

              (ii) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy, following the effective date of this Plan as determined in accordance with
Section 6 hereof.

              (iii) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 20,000 Shares (a "Subsequent Option") at the next meeting of the Board of Directors following the Annual Meeting of Shareholders in each year commencing with the 1996 Annual Meeting of Shareholders, if on such date, he shall have served on the Board for at least six (6) months.

              (iv)   Notwithstanding the provisions of subsections (ii) and
(iii) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

              (v) The terms of a First Option granted hereunder shall be as follows:

                     (A)  the term of the First Option shall be ten (10) years.

                     (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
Section 8 hereof.

                     (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option.

                     (D) the First Option shall become exercisable in installments cumulatively as to 25% of the Shares subject to the First Option on each anniversary of its date of grant.

              (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

                     (A) the term of the Subsequent Option shall be ten (10) years.

                     (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                     (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option.

                     (D) the Subsequent Option shall become exercisable as to 1/12th of the Shares subject to the Subsequent Option on each monthly anniversary of its date of grant.

              (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become avail-able for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.  Eligibility. Options may be granted only to Outside Directors. All
         -----------
Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

         The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6.  Term of Plan. The Plan shall become effective upon the earlier to occur
         ------------
of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7.  Form of Consideration. The consideration to be paid for the Shares to
         ---------------------
be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     8.  Exercise of Option.
         ------------------

         (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
              -----------------------------------------------
granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as pro-vided in Section 10 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be avail-able, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b)  Rule 16b-3. Options granted to Outside Directors must comply with
              ----------
the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

         (c)  Termination of Continuous Status as a Director. In the event an
              ----------------------------------------------
Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (d)  Disability of Optionee. In the event Optionee's Continuous Status
              ----------------------
as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         (e)  Death of Optionee. In the event of an Optionee's death, the
              -----------------
Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.  Non-Transferability of Options. The Option may not be sold, pledged,
         ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
         ----------------------------------------------------------------------
         Sale or Change of Control.
         -------------------------

         (a)  Changes in Capitalization. Subject to any required action by the
              -------------------------
shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         (b)  Dissolution or Liquidation. In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

         (c)  Merger or Asset Sale. In the event of a merger of the Company with
              --------------------
or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable with respect to that number of shares subject to the option that would vest and/or become exercisable at the next succeeding vesting date under the terms of the option agreement for a period of ten (10) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

     11. Amendment and Termination of the Plan.
         -------------------------------------

         (a)  Amendment and Termination. Except as set forth in Section 4, the
              -------------------------
Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b)  Effect of Amendment or Termination. Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12. Time of Granting Options. The date of grant of an Option shall, for all
         ------------------------
purposes, be the date determined in accordance with Section 4 hereof.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant
         ----------------------------------
to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there-under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares here-under, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will
         ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option
         ----------------
agreements in such form as the Board shall approve.

     16. Shareholder Approval. Continuance of the Plan shall be subject to
         --------------------
approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                             PINNACLE SYSTEMS, INC.

                            1994 DIRECTOR OPTION PLAN

                             STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

[Optionee's Name and Address]

--------------------------------------

--------------------------------------

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                               ________________________________

     Date of Grant                              ________________________________

     Vesting Commencement Date                  ________________________________

     Exercise Price per Share                   $ ______________________________

     Total Number of Shares Granted             ________________________________

     Total Exercise Price                       $ ______________________________

     Type of Option:                            Nonstatutory Stock Option

     Term/Expiration Date:                      ________________________________


     Vesting Schedule:
     ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     [25% of the Shares subject to the Option shall vest on each anniversary of the date of grant.] [or]

     [1/12th of the Shares subject to the Option shall vest on each monthly anniversary of the date of grant.]

     Termination Period:
     ------------------

     This Option may be exercised for three (3) months after termination of Continuous Status as a Director, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1. Grant of Option. Pinnacle Systems, Inc., a California corporation (the
        ---------------
"Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1994 Director Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

     2. Exercise of Option. This Option shall be exercisable during its term in
        ------------------
accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

        (a) Right to Exercise.
            -----------------

            (i)   This Option may not be exercised for a fraction of a Share.

            (ii) In the event of Optionee's death, disability or other termination of the employment or consulting relationship, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

            (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

        (b) Method of Exercise. This Option shall be exercisable by written
            ------------------
notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

        No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

          3. Method of Payment. Payment of the Exercise Price shall be by any of
             -----------------
the following, or a combination thereof, at the election of the Optionee:

             (a) cash; or

             (b) check; or

             (c) surrender of other shares of Common Stock of the Company which
(A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

             (d) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

          4. Restrictions on Exercise. This Option may not be exercised until
             ------------------------
such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any Rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

          5. Termination of Relationship. In the event an Optionee's Continuous
             ---------------------------
Status as a Director terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

          6. Disability of Optionee. Notwithstanding the provisions of Section 6
             ----------------------
above, in the event of termination of an Optionee's Continuous Status as a Director as a result of his or her disability, Optionee may, but only within six
(6) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          7.  Death of Optionee. In the event of termination of Optionee's
              -----------------
Continuous Status as a Director as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

          8.  Non-Transferability of Option. This Option may not be transferred
              -----------------------------
in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

          9.  Term of Option. This Option may be exercised only within the term
              --------------
set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

          10. Taxation Upon Exercise of Option. Optionee understands that, upon
              --------------------------------
exercising a Nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. However, under certain circumstances the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an Employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percent-age of this compensation income. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option out of Optionee's compensation or by payment to the Company.

          11. Tax Consequences. Set forth below is a brief summary as of the
              ----------------
date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (a) Exercise of Nonstatutory Stock Option. There may be a regular
                  -------------------------------------
federal income tax liability and California income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              (b) Disposition of Shares. In the case of an NSO, if Shares are
                  ---------------------
held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.

                                               PINNACLE SYSTEMS, INC.
                                               a California corporation

                                               By: _____________________________




          OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A DIRECTOR AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ELECTED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HERE-UNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICE AS A DIRECTOR BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE SHAREHOLDERS' RIGHT TO TERMINATE OPTIONEE'S SERVICE AS A DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:  __________________

                                                     ___________________________
                                                     Optionee

                                                     Residence Address:
                                                     ___________________________

                                                     ___________________________

                                                     ___________________________

                                    EXHIBIT A
                                    ---------

                            1994 DIRECTOR OPTION PLAN

                                 EXERCISE NOTICE

Pinnacle Systems, Inc.
280 North Bernardo Avenue
Mountain View, CA 94043
Attention:  Secretary

     1. Exercise of Option. Effective as of today, ___________, _____, the
        ------------------
undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Pinnacle Systems, Inc. (the "Company") under and pursuant to the 1994 Director Option Plan, as amended (the "Plan") and the Nonstatutory Stock Option Agreement dated ____________, _____ (the "Option Agreement").

     2. Representations of Optionee. Optionee acknowledges that Optionee has
        ---------------------------
received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     3. Rights as Shareholder. Until the stock certificate evidencing such
        ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10.

        Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares.

     4. Tax Consultation.  Optionee understands that Optionee may suffer adverse
        ----------------
tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5. Restrictive Legends and Stop-Transfer Orders.
        --------------------------------------------

        (a)  Legends.  Optionee understands and agrees that the Company shall
             -------
cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure
              ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) Refusal to Transfer. The Company shall not be required (i) to
              -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6.   Successors and Assigns. The Company may assign any of its rights under
          ----------------------
this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     7.   Interpretation. Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

     8.   Governing Law; Severability. This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     9.   Notices. Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

          10. Further Instruments. The parties agree to execute such further
              -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          11. Delivery of Payment. Optionee herewith delivers to the Company the
              -------------------
full Exercise Price for the Shares.

          12. Entire Agreement. The Plan and Notice of Grant/Option Agreement
              ----------------
are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                                  Accepted by:

OPTIONEE:                                      PINNACLE SYSTEMS, INC.

                                               By:  ____________________________

                                               Its: ____________________________

__________________________________
(Signature)


Address:                                       Address:

__________________________________             _________________________________

__________________________________             _________________________________




                                                                             -3-